CELL MEDX CORP. OTCQB: CMXC

FOR IMMEDIATE RELEASE December 5, 2017

Cell MedX Corp. Appoints Dr. Terrance Owen as CEO and Director

Carson City, Nevada, December 5, 2017, Cell MedX Corp. (OTCQB: CMXC), (“Cell MedX” or the “Company”), an early development stage bio-tech company focusing on the discovery, development and commercialization of therapeutic and non-therapeutic products that promote general wellness, is pleased to announce that it has appointed Dr. Terrance Owen to the Board of Directors and as Chief Executive Officer. Dr. Owen replaces Mr. McEnulty, as CEO of the Company. Mr. McEnulty will continue to serve on the board of directors.

On December 1, 2017, the Company entered into a management consulting agreement (the “Agreement”) with Dr. Owen.  Under the terms of the Agreement, Dr. Owen will act as the Company’s Chief Executive Officer for the term of one year, expiring on November 30, 2018, renewing automatically for consecutive 1-year terms, and will be entitled to a consulting fee of CAD$16,666 per month.

Dr. Owen obtained a BSc (Honours) in Biology from the University of Victoria, an MSc in Biology from the University of New Brunswick, a PhD in Zoology from the University of British Columbia, and a MBA from Simon Fraser University.

From December 1980 to April 2002 Dr. Owen was the President and a director of Helix Biotech, a laboratory providing DNA identity testing services for paternity, immigration, and forensic cases. From July 1995 to June 1998 Dr. Owen was the President, a director, and a co-founder of Helix BioPharma Corp, listed on the TSX Venture Exchange (TSX:HBP), a generic pharmaceutical company.  From 2000 to 2013, Dr. Owen was the President, CEO, director, and co-founder of ALDA Pharmaceuticals Corp., an infection control company now named Vanc Pharmaceuticals Inc. (TSX-V:VANC). Dr. Owen was also a co-founder of Champion Pain Care Corporation (OTCQB:CPAI) and was appointed as its CEO  from October 2013 to June 2015, as a Director from October 2013 to February 2017, and as CFO from March 2015 to February 2017.

Dr. Owen commented; “I am very pleased to become part of the Cell MedX team. The technology has a number of important applications and great potential to help many people who are seeking relief from their health problems. The team has made tremendous progress and I am committed to maintaining that momentum”.

Mr. McEnulty, director and former CEO of the Company, stated, “We are very exited to welcome Dr. Owen to the Cell MedX’s team. His wealth of experience in leading and strategical development of a number of bio-pharmaceutical and biotech companies, as well as his expertise in medical regulatory and certification requirements is a great asset to the Company."

About Cell MedX Corp.

Cell MedX Corp. is an early development stage bio-tech company focused on the discovery, development and commercialization of therapeutic and non-therapeutic products that promote general wellness and alleviate complications associated with medical conditions including, but not limited to, diabetes, Parkinson’s disease, high blood pressure. For more information about the Company and its technology please visit our website at: www.cellmedx.com.

On behalf of the Board of Directors of Cell MedX Corp.

Frank McEnulty

Director

Forward Looking Statements

The information included in this press release has not been reviewed by the FDA, nor has it been peer reviewed. This press release contains forward-looking statements. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as "expects", "intends", "estimates", "projects", "anticipates", "believes", "could", and other similar words. All statements addressing product performance, events, or developments that the Company expects or anticipates will occur in the future are forward-looking statements. Because the statements are forward-looking, they should be evaluated in light of important risk factors and uncertainties, some of which are described in the Company's Quarterly, Annual and Current Reports filed with the United States Securities and Exchange Commission (the "SEC"). Should one or more of these risks or uncertainties materialize, or should any of the Company's underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on Company's forward-looking statements. In particular, the Company’s eBalance technology is still in development.  Except as required by law, Cell MedX Corp. disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. No stock exchange, securities commission or other regulatory body has reviewed nor accepts responsibility for the adequacy or accuracy of this release. Investors are advised to carefully review the reports and documents that Cell MedX Corp. files from time to time with the SEC, including its Annual, Quarterly and Current Reports.

SOURCE:

Cell MedX Corp.

For further information visit: www.cellmedx.com.

Or phone: 1-844-238-2692